INDEPENDENT ACCOUNTANTS' CONSENT


We consent incorporation by reference in the registration statement (no. 333-06553), amendment #1, filed on Form S-4 of SFX Broadcasting, Inc. of our report dated February 1, 1996 relating to the balance sheet of ABS Greenville Partners, L.P. as of December 31, 1995, and the related statements of o perations, partners' deficit and cash flows for the year then ended, which report appears in SFX Broadcasting, Inc.'s Form 8-K dated May 9, 1996, and to the reference to our firm appearing under the heading "Experts" in the registration statement.


                      /s/ Cheely Burcham Edding Rokenbrod & Carroll



Richmond, Virginia
July 12, 1996